Exhibit 10.2

[FORM OF LETTER AGREEMENT TO BE ENTERED INTO BY

AND BETWEEN WEDBUSH MORGAN SECURITIES INC.

AND EACH OF THE INITIAL STOCKHOLDERS]

                    , 2005

WEDBUSH MORGAN SECURITIES INC.

As representative of the several Underwriters

1000 Wilshire Blvd., 10th Floor

Los Angeles, CA 90017

Re:	TAC Acquisition Corp. Initial Public Offering – Letter Agreement

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between TAC Acquisition Corp., a Delaware corporation (the “Company”), and Wedbush Morgan Securities Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each of which are exercisable for one share of Common Stock (each, a “Warrant”). The capitalized terms set forth on Schedule 1 attached hereto are hereby incorporated by reference herein.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Representative as follows:

The undersigned represents and warrants that, as of the date hereof, (i) the biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects (other than de minimis errors or omissions), does not omit any material information with respect to the undersigned’s background during the previous five years and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended, and (ii) the questionnaires furnished by the undersigned to the Company and the Representative are true and accurate in all respects (other than de minimis errors or omissions). The undersigned further represents and warrants that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

Letter Agreement - Representative

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

The undersigned understands that the Representative may conduct a reasonable background check with respect to the undersigned; provided, that the Representative agrees to maintain the confidentiality of any information received pursuant thereto, and further agrees not transfer, or cause or permit the transfer of, such information to any other person or party, or use such information other than in connection with the IPO, in each case without the express written consent of the undersigned.

The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[The Remainder of this Page is Intentionally Left Blank]

Letter Agreement - Representative

Sincerely,

By:
Name:
Title:

Accepted and agreed:

WEDBUSH MORGAN SECURITIES INC.

By:
Name:
Title:

Letter Agreement - Representative

Schedule 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar type of combination, of one or more operating businesses in the technology-related sector, having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar type of combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated, as conclusively established by a majority of the Independent Directors of the Company immediately following a Business Combination.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Independent Directors” shall mean the Company’s directors that qualify as “independent” under NASD Rule 4200(a)(15), as amended.

“Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date (inclusive thereof).

“Transaction Failure” shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principle with respect to a Business Combination on any day during the twelve-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the eighteen-month period immediately following the Effective Date.

“Transaction Failure Date” shall mean the date upon which a Transaction Failure occurs, as conclusively established by a majority of the Independent Directors of the Company immediately following a Transaction Failure.

Exhibit A

BIOGRAPHY

[ Insert Bio here ]